Exhibit 10.263

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of July 7, 2008, by and between BRANDYWINE GRANDE C, L.P., a Delaware limited partnership (“Landlord”), and PPD DEVELOPMENT, LP, a Texas limited partnership (“Tenant”).

A. Landlord and Tenant, as successor-in-interest to PPD Development, LLC, are parties to a certain Lease (as amended, the “Lease”) dated as of July 1, 2001, as amended by a First Amendment to Lease dated as of March 9, 2007, and a Second Amendment to Lease dated as of January 10, 2008, for approximately 85,424 rentable square feet of space (the “Original Premises”) at 2240-2248 Dabney Road, Richmond, Virginia 23230, as more particularly described in the Lease.

B. Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, certain additional premises known as Suite F ( “Suite F”) in the Dabney IX building located at 2248 Dabney Road, Richmond, Virginia 23230 (the “Dabney IX Building”), which additional premises are shown on the location plan attached hereto as Exhibit A. The parties hereby confirm that Suite F contains 2,385 rentable square feet of space.

D. Landlord and Tenant wish to amend the Lease to, among other things, expand the Original Premises to include Suite F upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Landlord and Tenant hereby agree as follows:

1. Incorporation of Recitals; Definitions. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings given to them in the Lease.

2. Premises.

(a) Effective on the Suite F Commencement Date (as defined in Section 3(a) below), as used in the Lease: (i) “Premises” shall mean, collectively, the Original Premises and Suite F; (ii) “Tenant’s Allocated Share” with respect to the Dabney IX Building shall mean the fraction, expressed as a percentage, equal to: (A) the total rentable square footage of that portion of the Premises located in the Dabney IX Building; divided by (B) 30,184; (iii) “Buildings” shall mean collectively the Dabney A-1 Building, the Dabney A-2 Building, the Dabney VII Building, and the Dabney IX Building; (iv) “Project” shall mean the Buildings, the land and all other improvements located at 2240-2248 Dabney Road, Richmond, Virginia 23230; and (v) “Rentable Area” with respect to the Premises shall mean the total rentable square footage of the Premises, and with respect to the Project shall mean 111,894.

(b) Tenant acknowledges and agrees that, notwithstanding any provision of the Lease to the contrary, Landlord shall have no obligation to make any improvements to Suite F in connection with this Amendment, and Tenant accepts Suite F in its current “AS IS” condition.

3. Term.

(a) The Term for Suite F shall commence on the date Landlord and Tenant execute this Amendment and Landlord delivers possession of Suite F to Tenant (the “Suite F Commencement Date”). The Suite F Commencement Date and expiration date of the Term shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term (the “COLT”) in the form attached hereto as Exhibit B. If Tenant fails to execute or object to the COLT within ten (10) business days of its delivery, Landlord’s determination of such dates shall be deemed accepted.

(b) The Term for the Premises (collectively, the Original Premises and Suite F) shall terminate on June 30, 2015.

4. Fixed Rent. Fixed Rent for Suite F is set forth below, payable in the monthly installments as set forth below and otherwise in accordance with the terms of the Lease, as amended hereby:

TIME PERIOD	MONTHLY INSTALLMENTS
Suite F Commencement Date – 11/30/08	$0.00
12/1/08 – 6/30/09	$1,323.68
7/1/09 – 6/30/10	$1,356.77
7/1/10 – 6/30/11	$1,390.69
7/1/11 – 6/30/12	$1,425.46
7/1/12 – 6/30/13	$1,461.10
7/1/13 – 6/30/14	$1,497.62
7/1/14 – 6/30/15	$1,535.06

Rent shall be payable by: (i) check to Landlord at P.O. Box 8538-363, Philadelphia, PA 19171; or (ii) wire transfer of immediately available funds to the account at Wachovia Bank, NA, at Philadelphia, PA, account no. 2030000359075, ABA wire routing number 031201467 (ACH ARA routing number 031000503), or as otherwise directed in writing by Landlord to Tenant.

5. Brokerage Commission. Landlord and Tenant each represents and warrants to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder. Each party shall indemnify and hold the other harmless from and against all liability, cost and expense, including attorney’s fees and court costs, arising out of any misrepresentation or breach of warranty under this Section.

6. OFAC. Tenant represents, warrants and covenants that neither Tenant nor any of its partners, officers, directors, members or shareholders: (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State; (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.). Tenant shall defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney's fees and costs) arising from or related to any breach of the foregoing representation, warranty and covenant. The breach of this representation, warranty and covenant by Tenant shall be an immediate Event of Default under this Lease without cure.

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7. Effect of Amendment; Ratification. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Lease has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect. The Lease as hereby amended is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right, term and power contained in and under the Lease, as amended herein, shall continue in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth above, and each shall continue to be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of each party hereto.

8. Authority. Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party’s behalf is authorized to do so.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first above written.

WITNESS:	LANDLORD:

BRANDYWINE GRANDE C, L.P.

	By:	Brandywine Grande C Corp.,
its general partner

/s/ Rick Miller		By:	/s/ K. Suzanne Stumpf
		Name:	K. Suzanne Stumpf
		Title:	Vice President, Asset Management
Date: August 8, 2008

WITNESS:	TENANT:

PPD DEVELOPMENT, LP

	By:	PPD GP, LLC
	Its:	General Partner

/s/ Hank Gerock	By:	/s/ William J. Sharbaugh
	Name:	William J. Sharbaugh
	Title:	Chief Operating Officer
Date: August 4, 2008

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